EXHIBIT 99.1

Strategic Market Alliance Agreement

This agreement is made and entered into this 25th day of October, 2017 by and between Bravatek Solutions, Inc., a corporation organized under the laws of the State of Colorado, ("Bravatek"), with an address at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas 78741 and NeQter Labs ("NeQter"), a corporation organized under the laws of the State of Rhode Island, with an address at 132 Johhnycake Hill Road, Middletown, Rhode Island, 02642.

Whereas, Bravatek is a corporation, which has technical expertise in security-related software, tools and systems/services (including telecom services) to support, deploy and test its current and potential customers’ most critical initiatives.

Whereas, NeQter a corporation engaged in the business of building solutions for your NIST compliance needs and superior appliances that are designed to improve security via monitoring login access and many other control services. NeQter Labs is the innovation division of McLaughlin Research Corporation. It is NeQter's mission to deliver the highest quality innovative products, services, and solutions. NeQter Labs provides the technology and talent your company needs for comprehensive cyber security solutions.

Whereas, the parties desire to enter into a business relationship which will designate Bravatek as the sales agent for government departments / agencies / units and for publicly traded companies, privately owned companies and those business entities that fall in the small to medium sized businesses as well for the purpose of promoting NeQter's services and products (the “Products”). All technical pre- and post- sales support for the Products will be the sole responsibility of NeQter's.

Now therefore, the parties mutually agree to enter into a strategic alliance under the following terms and conditions:

1) Duties of Bravatek Bravatek agrees to serve as a sales agent to government agencies, corporate entities and small to medium sized business in a non-exclusive, sales capacity for NeQter products and services. In this capacity, Bravatek will use its best efforts to provide the following services to NeQter:

a. Promote, market, and introduce the Products to prospective clients in the government space nationwide.

b. Provide a quarterly Pipeline or sales lead report to NeQter on a monthly basis which contains a 3- month rolling forecast of potential sales.

c. Follow-up on sales leads that NeQter is actively engaged with or believes is appropriate.

d. Provide NeQter with any promotional materials, technical papers, white papers, proposals, etc. prior to publication or delivery to prospective clients.

2) Duties of NeQter

NeQter agrees to use its best efforts to promote and support sales and after-sales support of Bravatek by:

a. Listing Bravatek in appropriate sales and marketing materials as a non-exclusive alliance partner.

b. Provide timely responses to both technical and administrative questions posed by Bravatek until such time that Bravetech is self-sufficiently trained.

c. Promote Bravatek’s product and service offerings whenever possible.

d. Aid Bravatek initially in the writing of any technical/marketing/sales documents when requested and participate in mutually-agreed upon sales calls until adequately trained on the NeQter products.

e. Provide Bravatek with marketing material that can be emailed or handed to prospective clients.

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3) Obligations of the Parties Bravatek and NeQter agree to jointly:

a. Develop and implement a joint Business Marketing Strategy whereby targeted markets/ potential client-types/applications are mutually agreed upon;

b. Support each other in all agreed-upon technical, marketing and promotional efforts;

c. Develop a joint strategy for developing new product/services/capabilities to mutually benefit both parties;

d. Utilize each other as Preferred Vendors for services whenever possible upon mutual agreement.

4) Compensation

When custom Products are sold, the parties shall agree to a proposed sales price for use during the project to in writing prior to the commencement of each project. The parties shall mutually agree upon each party’s revenue percentage based on required and committed labor, resources, etc.

For any standard Product sold to any government clients introduced by Bravatek at NeQter and registered with NeQter via email to Chief Technology Officer, Christopher Michaud. Bravatek will receive a flat 15% discount off the purchase price of the NeQter product for resale to their customers.

5) Confidentiality

"Confidential information" shall mean any and all technical and non-technical information, documents and materials related to client projects of party and products, services and business of each of the parties.

NeQter and Bravatek agree to maintain in strict confidence and not to disclose or disseminate, or to use for any purposes other than performance of the projects, the Confidential Information disclosed. The obligation of non-disclosure shall not apply to the following:

a. Information at or after such time that is publicly available through no fault of either party

b. Information at or after such time that is disclosed to either party by a third party entitled to disclose such information

c. Information which is required by law to be disclosed to federal, state or local authorities.

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7) Term of Confidentiality

For a period of five (5) years after termination of this Agreement, the parties shall treat as confidential all information and take every reasonable precaution and use all reasonable efforts to prevent the unauthorized disclosure of the same. The parties agree to take all steps reasonably necessary and appropriate to ensure that their employees, agents, and/or assistants treat all information as confidential and to ensure that employees, agents, and/or assistants are familiar with and abide by the terms of this Agreement.

8) Term The term of this Agreement is twelve (12) months from the date hereof, and will be automatically renewed for one (1) additional twelve month period unless either party shall notify the other in writing of its intention not to renew. Such notice must be given ninety (90) days prior to expiration of the original term.

This Agreement may also be terminated by either party upon ninety (90) days written notice.

9) Notices Any notices required under this Agreement shall be delivered to:

Bravatek Technologies, Inc.	NeQter
2028 E. Ben White Blvd.	132 Johhnycake Hill Road,
Unit #240-2835,	Middletown, Rhode Island, 02642.
Austin, Texas 78741

10) Governing Law

This Agreement is entered into in the State of Colorado and shall be interpreted according to the laws of the State of Colorado.

11) Indemnification

NeQter shall indemnify Bravatek, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of NeQter or breach of NeQter of any of its obligations under this Agreement.

Bravatek shall indemnify NeQter, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Bravatek or breach of Bravatek of any of its obligations under this Agreement.

12) Modifications

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

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13) Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party.

14) Entire Agreement This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations, or agreements, either written or oral, regarding this subject matter. Note that this agreement is not intended to create a partnership, and that the parties are not partners and do not have the authority to bind the other party to legal obligations.

This Agreement shall not be considered accepted, approved or otherwise effective until signed by the appropriate parties.

Bravatek Technologies, Inc.		NeQter Labs

By:	/s/ Thomas Cellucci	By:	/s/Richard J. DeFrancisco
Name:	Dr. Tom Cellucci	Name:	Richard J. DeFrancisco
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	October 25th, 2017	Date:	October 25th, 2017

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